As filed with the Securities and Exchange Commission on July 27, 2018

Registration No. 333-225574

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARETEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4557538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 984-1096

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Mr. Robert H. Turner

Principal Executive Officer

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 984-1096

(Address, including zip code, and telephone number,

1including area code, of agent for service)

Copies to:

Darrin Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 930-9700

Fax Number: (212) 930-9725

Approximate date of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE*

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, par value $0.00001 per share, issuable upon exercise of warrants (2)	7,151,146	$1.09	$7,794,749.14	$970.45
Total	—	—	$7,794,749.14	$970.45

*	Fee previously paid.

(1)	Pursuant to Rule 416 of the Securities Act, the shares of common stock offered hereby also include such presently indeterminate number of shares of the registrant’s common stock as a result of stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock issuable upon the exercise of warrants issued to the investors in the registrant’s private placement offering. The proposed maximum offering price per share is based on the exercise price of the warrant in accordance with Rule 457(g).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 27, 2018

Prospectus

PARETEUM CORPORATION

7,151,146 Shares of Common Stock

This prospectus relates to the resale of up to 7,151,146 shares of common stock, par value $0.00001 per share, of Pareteum Corporation (“we,” “us,” “our,” or the “Company”) held by certain selling stockholders, consisting of the following:

•	an aggregate of 7,151,146 shares of common stock issued and/or issuable upon the exercise of warrants (the “Warrants”) issued to the investors in the Company’s private placement offering which closed December 5, 2017 (the “Offering”).

We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby.  However, we may receive proceeds from the exercise of the warrants held by the selling stockholders exercised other than pursuant to any applicable cashless exercise provisions of the warrants.

Our common stock is listed on the NYSE American (“NYSE”) under the symbol “TEUM.” On July 25, 2018, the last reported sale price of our common stock on the NYSE was $2.93 per share.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 to read about factors you should consider before investing in shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2018.

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

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You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including our “Risk Factors” and our public filings incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” or the “Company” means Pareteum Corporation and its wholly-owned subsidiaries.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

Pareteum Corporation (NYSE American: TEUM) is a rapidly growing Cloud Communications Platform company with a mission - “to connect every person and every thing”™. With estimates of up to 30 billion devices to be managed and connected the total available market is astoundingly large.

Service Providers, Brand Marketing Companies, Enterprise and Internet of Things providers use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. To achieve this, Pareteum has developed patent pending software platforms which are connected to 45 Mobile networks in 65 counties using multiple different communications channels including mobile telephony, data, SMS, VOIP, OTT services – all over the world. Pareteum integrates all these disparate communications methods and services and brings them to life for customers and application developers, allowing communications to become value-added. This is a major strategic target for many industries, from legacy telecommunications providers to the disruptive technology and data enterprises of today and the future.

The vast majority of our platform is comprised of our own development software, which provides our customers with a great deal of flexibility in how they use our products now and in the future and allows us to be market driven in our future.  Various patents we have applied for and been granted form the basis of work processes critical to our platform solution.  Our platform services partners (technologies integrated into our cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, NetNumber, Affirmed and other world class technology providers.

Pareteum is a mission focused company empowering every person and every “thing” to be globally connected – ANY DEVICE, ANY NETWORK, ANYWHERE™. The Pareteum Cloud Communications Platform targets large and growing sectors from IoT (Internet of Things), Mobile Virtual Network Operators (MVNO), Smart Cities, and Application developer markets - each in need of mobile platforms, management and connectivity. These sectors need Communications-as-a-Service (CaaS), which Pareteum delivers. Our solutions have received industry acclaim. We are the recipients of:

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Winner of IoT Evolution’s 2017’s IoT Excellence Award

Winner of 2018’s Internet Telephony Product of the Year from TMC

Winner of 2017’s Communications Solutions Product of the Year Award from TMC

These accolades reflect that our Company is recognized as one of the world’s most Innovative and Excellent Cloud Communications Solutions, IoT and Internet Telephony enabling software and communications platform services providers that has no costly and capex intensive proprietary telco infrastructure.

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for mobility and applications will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

The Pareteum Ecosystem

Our value proposition intersects with numerous applications and industries. It is our strong belief that no other company in the Communications-as-a-Service market offers similarly broad value in such a comprehensive way. An easily accessible open mobility system for the world is difficult to get started because it requires a “network effect”. The network effect is an observable condition that yields increased value to the “new easily accessible open mobility system for the world”, and all users of the system as more users come on board. The essence of this point is that every communication – a transaction – requires both a sender and recipient who are willing to access and use the new system. We aim to provide the marketplace exchange on which these transactions take place, and will attract new users.

To overcome the difficulty of achieving the “network effect”, our strategy is to begin attracting new users into the mobility and digital applications space, via our initial use case (managed services platforms). Our customer deployed managed services platform does not require a network effect for success. This has been partially accomplished by deploying Managed Services for our anchor customers. This has begun the creation a critical mass of subscribers required for the network effect to develop. This network effect will be perfected by further deployments into new segments and geographies with our Global Mobility Cloud Services and our Applications Exchange and Development Platform.

The Pareteum Ecosystem consists of three complementary platform suites: (1) the Managed Services Platform, (2) the Global Cloud Services Platform and (3) the Application Exchange & Developer Platform:

Managed Services Platform

➢	Dynamic, fully-managed platform designed for Mobile Virtual Network Enabler (MVNE), large Mobile Network Operators (MNO) and virtual operators (MVNO) and Communication Service Providers (CSPs).
➢	Provides Integrated Operational and Billing Management platform (B/OSS) enabling real-time account (SIM) management, policy (service and rules) management and charging (pricing, rating, billing).
➢	Strong authentication solution using multiple security factors.

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Global Cloud Services Platform

➢	Cloud based platform for Communications Service Providers, IoT providers and Enterprises.
➢	Delivers seamless operations and services that enable new capability and applications.
➢	Increasingly automated and self-service solutions, services including Billing, Rating, and CRM.

Application Exchange and Developer Platform

➢	Customers can easily integrate with our solutions through a robust set of APIs.
➢	Allows integration across any channel, for both new systems and legacy infrastructure.

Innovative Use Cases

Many sectors, from traditional network operators to disruptive technology and data-driven companies have found many innovative use cases for our platforms. Beyond simply enabling communications between people and devices, the platforms of Pareteum enable:

➢	Smart homes, including smart appliances, smart energy meters, wearables etc.
➢	Connected cars
➢	Smart cities
➢	Smart logistics and supply chains
➢	Smart healthcare applications
➢	Smart defense

Business Model

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for communications services will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

However, an easily accessible open mobility system for the world is challenging to scale because it requires a “network effect”. The network effect is the principle that a service yields increased value as it grows. The essence of this point is that our business and our services will grow in value as we grow and scale. We aim to achieve that growth by providing the marketplace exchange on which these communications and transactions take place, and in doing so we attract new users and more customers.

To achieve our desired and rapid growth, we are using our managed services solutions as a launching pad from which to grow our Global Cloud Services Platform and Application Exchange & Developer Platform. This process is already well underway, including with our anchor customers, Vodafone and Zain.

Go-to-Market and Growth Strategy

Pareteum is in fast-growth mode, which will be achieved through a combination of organic growth as well as targeted and accretive Mergers & Acquisitions.

Pareteum continues to win new long-term contractual business at an unprecedented pace. We expect this pace to increase throughout the coming year and beyond. We see many new opportunities, including those that leverage our support of emerging technologies, which is at the heart of our identity management and payment systems integration plans.

Our focus is on selling and implementing new communications services and IoT opportunities as fast as possible, as the world of connected devices and people continues to rise on a daily basis.

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We will measure our growth in the numbers of ‘Connections’ that we on-board to our platforms, be they SIM cards, handsets, devices, vehicles etc.

Our go-to-market strategy uses a four-phase approach:

Phase 1:	We continue to attract new subscribers across all verticals to all our platforms through direct sales, existing channel partnerships and new initiatives such as referral programs.

Phase 2:	We will continue to on-board new communication services providers, force multiplying our own growth, largely through business development and direct sales in each of our four defined sales regions (North America, Latin America, Europe, Middle East, Africa, and Asia-Pac).

Phase 3:	We will drive adoption through a twin approach. First, we will be on-boarding more Connections which are already active on our Managed Services and Global Cloud Platforms, as our initial user base. Second, we will be drawing in new customers and end-users to the Application Exchange & Developer Platform. These will be people with the greatest pain point, who are underserved by the current mobility networks and applications (including in developing markets).

Phase 4:	At this stage, our strategic Application Exchange & Developer Platform customers will have their own go-to-market strategy, creating shared value, ranging from traditional consumer strategies to sophisticated B2B and B2B2C strategies, driving and expanding our ecosystem to new heights.

The phases described above are already being implemented, in parallel as far as possible, for the fastest most sustainable growth and this highlights our strategy for accelerating the world’s shift to an open mobility and application network. When we’re successful, it will accelerate the pace of innovation in the world, create more economic freedom, and provide better mobility services to billions of underserved people.

Employees & Leadership Team

As of July 25, 2018, the Company had 65 full-time employees worldwide.

Pareteum is led by its Executive Chairman and Principal Executive Officer, Robert H. Turner, and CEO, Victor Bozzo, working closely with Ted O’Donnell (CFO), and the Company has significantly strengthened its leadership team with the addition of Rob Mumby (Chief Revenue Officer), Ali Davachi (COO/CTO) and Denis McCarthy (SVP Corporate Development).

The leadership team has many decades of combined experience in fast-growing telecoms, software and technology markets.

Research & Development

Pareteum’s research and development function ensures that its communications platforms grow in line with customer needs and technological advancement, and remain resilient, reliable and secure. We have announced innovation in e-commerce, machine learning and predictive analytics, and mobile gaming all supported by our growing Pareteum application exchange, or TEAX, development community. Enabling our Communication-as-a-Service platform with identity management, transaction settlements and payment solutions greatly expands the opportunity for our customers and revenue streams for the Company. Product development expenses for the year ended December 31, 2017 were $1,479,587 compared to $3,543,590 for the year ended December 31, 2016.

Intellectual Property

Pareteum relies on a combination of patents, copyright, trademark and trade secret laws in the United States, Europe and elsewhere. The Company protects its brand and reputation through the exploitation of a number of registered and unregistered trademarks and service marks. Pareteum has two granted patents for inventions embedded in its communications platforms.

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The Pre-Authentication Login System grant number GB2541449 was granted in the United Kingdom on January 17, 2018 and expires on August 20, 2035.

The SIM-free HLR Migration has patents in 2 jurisdictions. In the United Kingdom grant number GB2517814 was granted on September 16, 2015 and expires on April 4, 2034. In Hong Kong grant number HK1204418 was granted on April 22, 2016 and expires on April 4, 2034.

Pareteum further protects its intellectual property rights by requiring all its employees and independent contractors involved in the development of intellectual property to assign those rights to the Company, to the greatest extent permitted by applicable law.

Sales & Marketing

Pareteum has begun to publish and market self service capabilities which will allow new customers to deploy our system capabilities such as adding mobility to their online applications in a seamless way, quickly all through published API’s from our community portals.

Customers

Pareteum manages a rigorous methodology from sale to revenue through its management of customer post-sale implementation and service delivery.

A team of customer advocates is assigned to each new contract and a multi-step process of handoff from sales to service is handled by this distinct team which is made up of experienced staff around the globe and supported by back office professionals throughout the United States, United Kingdom, Europe, Middle East, Africa and Latin, America.

The Company is dependent on one significant customer for our business and the loss of this customer could have an adverse effect on our business, results of operations and financial conditions. For the year ended December 31, 2017, we had one significant customer which accounted for 88% of our revenue.

Competitive Differentiation

The Communications-as-a-Service (CaaS) market is moving quickly. The Company believes that the key competitive differentiators in the near-term will be:

▪	Scale and international reach of connectivity

▪	Comprehensiveness of Platform offerings

▪	Ease of deployment and implementation

▪	Scalability and reliability of service

Pareteum considers itself well placed to be judged on those criteria. The Company is confident that its network of global and international connectivity partners will enable it to access markets that currently under-served and compete equally with larger competitors in mature markets. In addition, Pareteum is confident that few other players have the breadth of value-added services to complement the core connectivity platforms.

Our competitors fall into three broad categories:

▪	Traditional telecom/infrastructure vendors.
▪	Large software solution and SaaS vendors - offering a suite of specialized software components, solutions and APIs.
▪	Niche solution providers, providing narrowly focused BSS/OSS and prepaid solutions.

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Some of our competitors have greater financial, technical and sales and marketing resources, as well as greater brand and market awareness, and consequently may be able to react more quickly to competitive pressures. As we execute on our growth strategies, and enter new markets, or disrupt markets and replace incumbents, we expect competition to become more intense.

One key tenet in our competitive strategy, however, is to actually lower the competitive barriers to market for new players (customers) to create new mobility and communications applications and businesses. We intend to disrupt existing markets and have the advantage of quick time-to-market for those newly enabled business models and opportunities. These include, for example:

▪	Uniquely tailored data services such as unlimited social media, messaging apps or streaming music services.
▪	Global roaming connectivity without local infrastructure: e.g. business executives using a multi-SIM worldwide phone.
▪	Creation of personal, branded, mobile services.
▪	One-stop shop for bundles of IoT and M2M services: through plug-ins to multiple vertical applications and specialized platforms.

Regulatory

Pareteum is subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to our business. These laws and regulations may involve privacy, data protection, intellectual property, telecommunications, trade and export sanctions or other subjects. Many of the laws and regulations to which we are subject are still evolving and may be tested or varied in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving markets in which we operate. Because applicable international laws and regulations have continued to develop and evolve rapidly, it is possible that we or our products or our platform may not be, or may not have been, compliant with each such applicable law or regulation.

Recent Developments

On June 7, 2018, the Company issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code of Takeovers and Mergers disclosing the terms of a recommended offer (the “Offer”) by the Company to acquire the entire issued and to be issued shares of Artilium plc, a public limited company registered in England and Wale (“Artilium”), in a cash and stock transaction (the “Acquisition”). The foregoing is a summary of the Acquisition, and information regarding the Acquisition and the Offer can be found in that Current Report on Form 8-K filed as of June 7, 2018, File No. 001-35360.

Corporate Information

Pareteum Corporation, a Delaware corporation, was originally formed in 2001 as Elephant Talk Communications Corp. as a result of a merger between Staruni Corporation (USA, 1962) and Elephant Talk Limited (Hong Kong, 1994).

In December 2011, the Company moved its listing from the OTCBB to the NYSE MKT (now known as the NYSE American) and its stock began trading at that time under the ticker symbol “ETAK”.

Following approval at the Company’s 2016 annual shareholder meeting, the Company was rebranded and formally renamed to Pareteum Corporation and on November 3, 2016, the Company started trading on the Exchange under the current ticker symbol “TEUM”.

Pareteum currently has offices in New York, Madrid, Barcelona, Bahrain and the Netherlands.

Pareteum®, the Pareteum logo and other trademarks or service marks of Pareteum appearing in this Registration Statement on Form S-8 are the property of Pareteum Corporation or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this Registration Statement on Form S-8 are the property of their respective holders.

The Offering

Common stock outstanding:	58,479,865 shares as of July 25, 2018

Common stock offered herein:	7,151,146 shares

Common stock outstanding after the offering:	65,631,011 shares (1)

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Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the Warrants issued in the Offering (to the extent the “cashless exercise” provision is not applicable or not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of the Warrants will be exercised. See “Use of Proceeds.”

Quotation of common stock:	Our common stock is listed on the NYSE under the symbol “TEUM.”

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1) Assumes the exercise of all Warrants currently held by the selling stockholders listed herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement, including from the our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016 and our Quarterly Reports on Form 10-Q. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders.  However, we may receive proceeds from the sale of securities upon the exercise of the Warrants and Placement Agent Warrants issued in the Offering (to the extent the “cashless exercise” provision is not applicable or not utilized by the holder).

Any net proceeds we receive will be used for general corporate and working capital or other purposes that the Board of Directors deems to be in the best interest of the Company.  No assurances can be given that any of the Warrants or Placement Agent Warrants will be exercised. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive.  Accordingly, we will retain broad discretion over the use of these proceeds, if any.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or privately negotiated prices as they may determine from time to time.

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The offering price of our common stock to be sold by the selling stockholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of our common stock.

SELLING STOCKHOLDERS

Transactions with Selling Stockholders

Dawson James Financing

On December 1, 2017, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with select accredited investors relating to a registered direct offering, issuance and sale of an aggregate of 7,151,146 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share, at a purchase price of $0.92 per share. Concurrently, the Company sold to the same investors, in a private placement, the Warrants, which are exercisable for five-years and entitle the holders to purchase an aggregate of 7,151,146 shares of common stock.

The Shares were issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 that was filed with the Securities and Exchange Commission on September 9, 2016, as amended October 21, 2016 and November 10, 2016, and declared effective November 14, 2016 (File No. 333-213575). The Company filed a prospectus supplement related to the registered direct offering dated December 1, 2017.

The Warrants are exercisable six months from the date of issuance at an exercise price of $1.09 per share. The Company shall not effect the exercise of any portion of any Warrant, and the holder shall not have the right to exercise any portion of any warrant, to the extent that after giving effect to such exercise, the holder would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. The Warrants were offered and sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act.

The gross proceeds to the Company from the Offering, before deducting the Company’s estimated offering expenses, was approximately $6.58 million. The Offering closed on December 5, 2017. Proceeds from the Offering were used for working capital and general corporate purposes.

Dawson James Securities, Inc. (the “Placement Agent”) acted as placement agent on a best-efforts basis in connection with the Offering, pursuant to a placement agency agreement (the “Placement Agreement”) that was entered into on December 1, 2017. The Placement Agreement contains customary representations, warranties and agreements by us and the Placement Agent. We also agreed in the Placement Agreement to indemnify the Placement Agent against certain liabilities.

Selling Stockholder Table

The following table sets forth certain information as of July 25, 2018 regarding the selling stockholders and the shares offered by them in this prospectus. In computing the number of shares owned by a person and the percentage ownership of that person in the table below, securities that are currently convertible or exercisable into shares of our common stock that are being offered in this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of ownership of each selling stockholder in the following table is based upon 65,631,011 shares of common stock outstanding as of July 25, 2018 plus shares the selling stockholders will receive upon exercise of warrants or conversion of debt which are being offered in this offering.

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Except as set forth below, no selling stockholder has held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time.  Except as set forth below, none of the selling stockholders have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling stockholders, aside from the Placement Agent, are a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholder named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold (1)	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold (1)
Iroquois Master Fund Ltd. 205 East 42nd Street, 16th Floor, New York, NY 10017	2,873,670	(2)	2,873,670	(2)	0	*
Iroquois Capital Investment Group, LLC 205 East 42nd Street, 16th Floor, New York, NY 10017	701,903	(3)	701,903	(3)	0	*
Intracoastal Capital LLC 245 Palm Trail, Delray Beach, Florida 33483 (5)	3,575,573	(4)	3,575,573	(4)	0	*
TOTAL			7,151,146		0	*

* Less than 1%.

(1)	Assumes the sale of all shares offered pursuant to this prospectus.
(2)	Includes 2,873,670 shares of common stock issuable upon exercise of outstanding Warrants.
(3)	Includes of 701,903 shares of common stock issuable upon exercise of outstanding Warrants.
(4)	Includes of 3,575,573 shares of common stock issuable upon exercise of outstanding Warrants.
(5)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

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PLAN OF DISTRIBUTION

Selling Stockholders

The common stock held by the selling stockholders may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         transactions involving cross or block trades;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         in privately negotiated transactions;

•         short sales after the registration statement, of which this prospectus forms a part, becomes effective;

•         broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•         “at the market” into an existing market for the common stock;

•         through the writing of options on the shares;

•         a combination of any such methods of sale; and

•         any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling stockholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

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Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling stockholders use this prospectus for any sale of the shares of common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholder.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

As of July 25, 2018, there were 58,479,865 shares of common stock issued and outstanding, held of record by approximately 134 registered stockholders. Subject to preferential rights with respect to any then outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except that if the number of director nominees exceeds the number of directors to be elected, directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

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Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the NYSE under the symbol “TEUM”. The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2017 and 2016 have been incorporated by reference in the registration statement in reliance upon the report of Squar Milner LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Artilium and subsidiaries as of and for the nine months ended March 31, 2018 and 2017, and as of and for the years ended June 30 2017 and 2016 have been incorporated by reference in the registration statement in reliance upon the reports of PKF Littlejohn LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update or supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, made before the termination of the offering, including information filed after the date of the initial registration statement and prior to effectiveness of the registration statement, are incorporated by reference herein:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 30, 2017;

2.	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 11, 2018;

3.	Our Current Reports on Form 8-K filed with the SEC on April 6, 2018, May 9, 2018, June 7, 2018, June 8, 2018 and July 27, 2018; and

4.	The description of our common stock contained in our Form 8-A filed on November 30, 2011.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Susan Love, c/o Pareteum Corporation., at 1185 Avenue of the Americas, 37th Floor, New York, New York 10036. Our telephone number is (212) 984-1096. Information about us is also available at our website at http://www.pareteum.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

PARETEUM CORPORATION

7,151,146 Shares of Common Stock

PROSPECTUS

                    , 2018

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale.  Following is an itemized statement of all expenses in connection with the issuance and distribution of the securities to be registered.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC Registration Fee	$970.45
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$45,000
Total	$55,970.45

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements, actually and reasonably incurred in connection with the defense of any action, suit or proceeding (other than an action by or in the right of the corporation) in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article XI of the By-Laws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The By-Laws further provide that, if and to the extent required by the DGCL, an advance payment of expenses to a director or officer of the Company that is entitled to indemnification will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

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ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement.

Number	Description

3.1	Certificate of Merger (incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K dated October 4, 2011).

3.2	Certificate of Incorporation of Pareteum Communication Corporation, a Delaware Corporation (incorporated by reference to Exhibit 3.2 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013).

3.3	By-Laws (incorporated by reference to Appendix C of the Company’s Definitive Proxy Statement on Schedule 14A dated July 26, 2011).

3.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated August 29, 2016).

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock as corrected (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated September 9, 2016).

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated November 3, 2016).

3.7	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K dated November 3, 2016).

3.8	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated February 27, 2017).

3.9	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated November 8, 2017).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed on December 1, 2017).

5.1	Opinion of Sichenzia Ross Ference Kesner LLP*

10.1	Form of Purchase Agreement by and between the Company and the investors in the Offering (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on December 1, 2017).

23.1	Consent of Squar Milner LLP*

23.2	Consent of PKF Littlejohn LLP*

23.3	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in the signature page to this Registration Statement)*

*	Filed herewith.

ITEM 17.  UNDERTAKINGS

(A)	The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)        The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)        The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(D)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(E)        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on July 27, 2018.

PARETEUM CORPORATION

By:	/s/ Robert H. Turner
Robert H. Turner
Executive Chairman (Principal Executive Officer)

By:	/s/ Edward O’Donnell
Edward O’Donnell
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Company, hereby constitute and appoint Robert H. Turner and Edward O’Donnell and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Company, a registration statement on Form S-3 (or other appropriate form) relating to the offer and sale of common stock of the Company pursuant to the Plans (or any and all amendments, including post-effective amendments, to such registration statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert H. Turner	Executive Chairman	July 27, 2018
Robert H. Turner	(Principal Executive Officer)

/s/ Edward O’Donnell	Chief Financial Officer	July 27, 2018
Edward O’Donnell	(Principal Financial and Accounting Officer)

/s/ Vic Bozzo	Chief Executive Officer	July 27, 2018
Vic Bozzo

/s/ Yves van Sante	Director	July 27, 2018
Yves van Sante

/s/ Laura Thomas	Director	July 27, 2018
Laura Thomas

/s/ Luis Jimenez-Tuñon	Director	July 27, 2018
Luis Jimenez-Tuñon

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